Exhibit 99.1

Empire Resorts Regains Compliance With NASDAQ

Minimum Bid Price Rule

MONTICELLO, N.Y., January 3, 2012 — Empire Resorts, Inc. (NASDAQ-GM: NYNYD) (the “Company” ) announced that it received notice from The Nasdaq Stock Market (“Nasdaq”) confirming that the Company has regained compliance with the $1.00 per share minimum closing bid price requirement for continued listing on The Nasdaq Global Market under Listing Rule 5550(a)(2).

The Company’s trading symbol, which was temporarily changed to NYNYD following a reverse split of the Company’s common stock, will return to NYNY at the open of the market on January 13, 2012.

About Empire Resorts, Inc.

Empire owns and operates, through its subsidiary Monticello Raceway Management, Inc., the Monticello Casino & Raceway, a harness horse racing track and casino located in Monticello, New York and 90 miles from midtown Manhattan. For additional information, please visit www.empireresorts.com.

Empire Resorts, Inc.

Investor Relations

Charles A. Degliomini

Executive Vice President

(845) 807-0001

cdegliomini@empireresorts.com